                                                                    EXHIBIT 23.4

                            CONSENT OF HERBERT KURTZ

                  I, Herbert Kurtz, hereby accept the nomination to serve as director of RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), and consent to be named as a nominee director in the Company's Registration Statement on Form S-1, File No. 333-07051, and all amendments thereto.


                                                             /s/ Herbert Kurtz
                                                             -------------------
                                                             Herbert Kurtz

Dated:  July 24, 1996